Exhibit 99.1

Kerr-McGee Schedules Interim Fourth-Quarter
Conference Call, Webcast

Oklahoma City, Nov. 16, 2004 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. EST Tuesday, Nov. 23, to discuss its interim fourth-quarter 2004 financial and operating activities, and expectations for the future.
Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 888-482-0024 within the United States, or 617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010 within the United States, or 617-801-6888 outside the United States. The code for the replay of the call will be #16871766. The webcast replay will be archived for 30 days on the company’s website.
Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion.
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Media Contacts:	Debbie Schramm Direct: 405-270-2877 Pager: 888-734-8294 dschramm@kmg.com	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com
Investor Contact:	Rick Buterbaugh Direct: 405-270-3561

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